Exhibit 99.1

Central European Distribution Corporation Announces Full Year 2009 Results; Updates 2010 Outlook

Bala Cynwyd, Pennsylvania March 1, 2010: Central European Distribution Corporation (NASDAQ: CEDC today announced its results for the fiscal year 2009. Net Sales for the twelve months ended December 31, 2009 were $1,507.1 million as compared to $1,647.0 million reported for the same period in 2008, which represents a decline of 8.5% driven primarily by the approximate 28% average devaluation of our primary functional currencies as well as a substantial decrease in net sales by our Polish distribution business partially offset by the effects of the consolidation of the Russian Alcohol Group in 2009. Net Sales for the fourth quarter of 2009 was $537.0 million as compared to $459.6 million for the same period in 2008, primarily driven by the consolidation of the Russian Alcohol Group in 2009 partially offset by a decrease in net sales of our Polish distribution business.

CEDC announced net income on a U.S. GAAP basis (as hereinafter defined) for the year was $78.3 million or $1.45 per fully diluted share, as compared to net loss of $18.6 million or $0.42 per fully diluted share, for the same period in 2008. On a comparable basis, CEDC announced net income of $127.9 million, or $2.37 per fully diluted share, for the full year 2009, as compared to $128.0 million, or $2.86 per fully diluted share, for the same period in 2008. The number of fully diluted shares used in computing the full year earnings per share was 53.9 million for 2009 and 44.1 million for 2008. Operating profit on a comparable basis for the year 2009 was $222.9 million as compared to $206.9 million for 2008.

The net loss on a U.S. GAAP basis for the 4 th quarter of 2009 was $94.9 million or $1.52 per fully diluted share, as compared to net loss of $82.3 million or $1.76 per fully diluted share, for the same period in 2008. On a comparable basis, CEDC announced net income of $72.5 million, or $1.15 per fully diluted share, for the 4th quarter 2009, as compared to $52.5 million, or $1.11 per fully diluted share, for the same period in 2008. Operating profit on a comparable basis for the 4th quarter of 2009 was $108.8 million as compared to $83.2 for 2008. For a complete reconciliation of comparable net income to net income reported under United States Generally Accepted Accounting Principles (“U.S. GAAP”), please see the section “Unaudited Reconciliation of Non-GAAP Measures”.

The Company also announced it has updated its full year 2010 net sales guidance from $1.80-$2.00 billion to $1.80-$1.90 billion and its full year comparable fully-diluted earnings per share guidance from $3.00-$3.15 to $2.50-$2.62. The Company is also providing full year 2010 operating profit guidance of $315 to $330 million (an increase of approximately 44% over full year 2009 comparable operating profit) which includes approximately $18 million of depreciation and amortization for the year. This revised guidance includes exchange rates assumptions that have moved from 2.80-2.85 PLN/USD to 2.85-2.95 PLN/USD for the Polish Zloty and from 29.00-29.50 RUR/USD to 29.50-30.00 RUR/USD for the Russian Ruble, as well as an expected $0.40 to $0.45 annual dilutive impact on fully dilutive earnings per share from the recent debt and equity offerings that were completed in November and December 2009, which includes the estimated net interest expense of approximately $98-$102 million for the full year 2010. The number of fully diluted shares used in computing the full year 2010 guidance is approximately 70.1 million.

William Carey, President and CEO commented, “During the fourth quarter of 2009 we experienced a soft top line performance, driven mainly by weakness in the Polish distribution business as compared to the fourth quarter 2008, mainly due to the Polish excise increase that took place on January 1, 2009. The excise increase generated additional revenue of approximately $40 million in our Polish distribution business in the fourth quarter 2008 as compared to the fourth quarter 2009. We were however, able to see substantial improvements on our comparable gross and operating margins, benefiting from a positive sales mix between production and distribution, as well major costs reductions that took place during the year, both of which had a very positive impact on the fourth quarter operating results even while operating in a continued soft consumer environment.”

William Carey, President and CEO continued, “We have spent the last twelve months strengthening our ownership position of some of our key assets which places the Company in a strong position to benefit from the consumer recovery which we anticipate to accelerate towards the second half of 2010. We strongly believe the dilutive impact of our fourth quarter 2009 refinancing is more than justified given our expectations as to the 3-5 year growth opportunity in our core markets, especially Russia. With the recent regulatory changes in Russia relating to, combating the grey market we anticipate stronger consumer demand in 2010 and renewed trends toward premiumization. Our strong market position in our core markets places us in a solid position to take advantage of what we anticipate will be a 3-5 year growth cycle of premiumization and strong demand for imported products. Having recently taken control of our largest investment and strongest cash flow generator for the Company, the Russian Alcohol Group, and obtaining 100% equity ownership of both of our vodka production businesses in Russia during the second half of 2009, we can now look forward to a clearer path to start to deliver on our 2010 objectives. The refinancing strengthened our balance sheet and significantly improved the maturity profile of our liabilities. These changes will allow management to direct its focus on executing the business objectives outlined below:

•	Continued reduction of net leverage thru cash flow generation and potential asset disposals

•	Integration of Parliament and the Russian Alcohol Group

•	Improve gross margins by 300 to 400 basis points

•	Improve operating margins by 200 to 300 basis points

•	Increase profitable market share in our core markets of Russia, Poland and Hungary

•	New product development, including,

•	Russian brandy

•	New vodka launch in Poland

•	New mainstream vodka launch in Russia

•	Sign new import agreements in our core markets of Russia, Poland and Hungary

•	Expand export of our core brands in key international growth markets

•	Strengthen focus on brands through a planned divestiture of the distribution business and other non-core assets”

CEDC has reported net income and fully diluted net income per share in accordance with GAAP and on a non-GAAP basis, referred to in this release as comparable non-GAAP net income. CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the attached reconciliation provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses results and guidance on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures. A reconciliation of GAAP to non-GAAP measures can be found in the section “Unaudited Reconciliation of Non-GAAP Measures” at the end of this press release.

CEDC is the largest producer of vodka in the world and Central and Eastern Europe’s largest integrated spirit beverage business. CEDC produces the Green Mark, Absolwent, Zubrowka, Bols, Parliament, Zhuravli, Royal and Soplica brands, among others. CEDC currently exports its products to many markets around the world, including the United States, England, France and Japan.

CEDC also is the leading national distributor of alcoholic beverages in Poland by value, and a leading importer of alcoholic beverages in Poland, Russia and Hungary. In Poland, CEDC imports many of the world’s leading brands, including brands such as Carlo Rossi Wines, Concha y Toro wines, Metaxa Liqueur, Rémy Martin Cognac, Guinness, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, Skyy Vodka and Old Smuggler. CEDC is also a leading importer of premium spirits and wines in Russia with such brands as Hennessey, Moet & Chandon and Concha y Toro, among others.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding expected sales and earnings guidance, expected gross margins and operating margins, reduced leverage, expectations of increased consumer demand for our products and premiumizations, cost reduction and working capital initiatives and expected results of, and synergies relating to, our Russian businesses. Forward looking statements are based on our knowledge of facts as of the date hereof and involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by our forward looking statements.

Investors are cautioned that forward looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2009, including statements made under the captions “Item 1A. Risks Relating to Our Business” and in other documents filed by CEDC with the Securities and Exchange Commission.

Contact:

In the U.S.:

Jim Archbold

Investor Relations Officer

Central European Distribution Corporation

610-660-7817

In Europe:

Anna Załuska

Corporate PR Manager

Central European Distribution Corporation

48-22-456-6000

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEET

Amounts in columns expressed in thousands

(Except share information)

	December 31, 2009	December 31, 2008 (as adjusted)
ASSETS
Current Assets
Cash and cash equivalents	$152,177	$107,601
Restricted cash	481,419	—
Accounts receivable, net of allowance for doubtful accounts of $56,090 and $22,156 respectively	631,005	430,683
Inventories	221,417	180,304
Prepaid expenses and other current assets	46,654	22,894
Deferred income taxes	83,458	24,386

Total Current Assets	1,616,130	765,868

Intangible assets, net	778,828	570,505
Goodwill, net	1,726,625	745,256
Property, plant and equipment, net	231,098	92,221
Deferred income taxes	27,123	12,886
Equity method investment in affiliates	67,089	189,243
Subordinated loans to affiliates	—	107,707

Total Non-Current Assets	2,830,763	1,717,818

Total Assets	$4,446,893	$2,483,686

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$266,071	$234,948
Bank loans and overdraft facilities	124,266	109,552
Income taxes payable	4,935	7,227
Taxes other than income taxes	207,168	125,774
Other accrued liabilities	100,266	80,270
Short-term obligations under Senior Notes	358,943	—
Current portions of obligations under capital leases	1,724	2,385
Deferred consideration	160,880	—

Total Current Liabilities	1,224,253	560,156

Long-term debt, less current maturities	106,043	170,510
Long-term obligations under capital leases	1,371	2,194
Long-term obligations under Senior Notes	1,205,467	633,658
Long-term accruals	3,214	5,806
Deferred income taxes	198,495	106,485

Total Long Term Liabilities	1,514,590	918,653

Redeemable noncontrolling interests in Whitehall Group	22,888	33,642

Stockholders’ Equity
Common Stock ($0.01 par value, 80,000,000 shares authorized, 69,411,845 and 47,344,874 shares issued at December 31, 2009 and December 31, 2008, respectively)	694	473
Additional paid-in-capital	1,296,391	816,490
Retained earnings	264,917	186,588
Accumulated other comprehensive income / (loss)	123,310	(46,772)
Less Treasury Stock at cost (246,037 shares at December 31, 2009 and December 31, 2008, respectively)	(150)	(150)

Total CEDC Stockholders’ Equity	1,685,162	956,629

Noncontrolling interests in subsidiaries	—	14,606
Total Equity	1,685,162	971,235

Total Liabilities and Stockholders’ Equity	$4,446,893	$2,483,686

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

Amounts in columns expressed in thousands

(Except per share information)

	Year ended December 31,
	2009	2008 (as adjusted)	2007
Sales	$2,197,542	$2,136,570	$1,483,344
Excise taxes	(690,403)	(489,566)	(293,522)
Net Sales	1,507,139	1,647,004	1,189,822
Cost of goods sold	1,012,543	1,224,899	941,060

Gross Profit	494,596	422,105	248,762

Operating expenses	278,448	223,373	130,677

Operating Income	216,148	198,732	118,085

Non operating income / (expense), net
Interest (expense), net	(80,213)	(53,447)	(35,829)
Other financial income / (expense), net	21,864	(132,936)	13,594
Amortization of deferred charges	(38,501)	—	—
Other non operating income, net	824	410	(1,770)

Income before taxes, equity in net income from unconsolidated investments and noncontrolling interests in subsidiaries	120,122	12,759	94,080

Income tax expense	(22,905)	(11,872)	15,910
Equity in net earnings of affiliates	(13,102)	(9,002)	—

Net income / (loss)	$84,115	($8,115)	$78,170

Less: Net income attributable to noncontrolling interests in subsidiaries	2,708	3,680	1,068
Less: Net income attributable to redeemable noncontrolling interests in Whitehall Group	3,078	6,803	—

Net income /(loss) attributable to CEDC	$78,329	($18,598)	$77,102

Net income / (loss) per share of common stock, basic	$1.46	($0.42)	$1.93

Net income / (loss) per share of common stock, diluted	$1.45	($0.42)	$1.91

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

Amounts in columns expressed in thousands

	Twelve months ended December 31,
	2009	2008 (as adjusted)	2007
Operating Activities
Net income	$84,115	($8,115)	$78,170
Adjustments to reconcile net income to net cash provided by / (used in) operating activities:
Depreciation and amortization	14,652	14,786	9,968
Deferred income taxes	(32,378)	(19,282)	9,957
Unrealized foreign exchange (gains) / losses	(38,760)	133,528	(23,940)
Cost of debt extinguishment	—	1,156	11,864
Stock options expense	3,782	3,850	1,866
Hedge revaluation	9,160	—	—
Equity income in affiliates	13,101	9,002	—
Gain on remeasurement of previously held equity interest, net of impairment	(12,418)	—	—
Amortization of deferred charges	38,501
Other non cash items	1,333	1,314	7,284
Changes in operating assets and liabilities:
Accounts receivable	(53,483)	(121,589)	(38,812)
Inventories	1,268	(41,712)	(21,986)
Prepayments and other current assets	28,859	17,100	5,865
Trade accounts payable	(2,049)	62,459	(880)
Other accrued liabilities and payables	37,278	19,699	(16,272)

Net Cash provided by Operating Activities	92,961	72,196	23,084

Investing Activities
Investment in fixed assets	(18,696)	(22,572)	(25,787)
Proceeds from the disposal of fixed assets	3,874	6,943	2,670
Changes in restricted cash	(481,419)	—	—
Purchase of financial assets	—	(103,500)	—
Refundable purchase price related to Botapol acquisition	—	—	5,000
Acquisitions of subsidiaries, net of cash acquired	(573,504)	(548,799)	(141,005)

Net Cash used in Investing Activities	(1,069,745)	(667,928)	(159,122)

Financing Activities
Borrowings on bank loans and overdraft facility	37,399	120,586	13,225
Borrowings on long-term bank loans	—	43,192	122,508
Payment of bank loans, overdraft facility and other borrowings	(146,567)	(31,935)	(30,153)
Payment of long-term borrowings	(265,517)	—	8
Net Borrowings of Senior Secured Notes	929,569	—	—
Payment of Senior Secured Notes	—	(26,996)	(95,440)
Repayment of obligation to former shareholders	(28,814)	—	—
Hedge closure	(14,417)	—	—
Movements in capital leases payable	(1,430)	1,216	445
Issuance of shares in public placement	490,974	233,845	42,354
Transactions with equity holders	(7,876)	—	—
Net Borrowings on Convertible Senior Notes	—	304,403	—
Dividends paid to minority shareholders	(2,758)	—	—
Options exercised	854	1,899	3,976

Net Cash provided by Financing Activities	991,417	646,210	56,923

Currency effect on brought forward cash balances	29,943	(30,744)	7,620
Net Increase / (Decrease) in Cash	44,576	19,734	(71,495)
Cash and cash equivalents at beginning of period	107,601	87,867	159,362

Cash and cash equivalents at end of period	$152,177	$107,601	$87,867

Supplemental Schedule of Non-cash Investing Activities
Common stock issued in connection with investment in subsidiaries	$81,197	$134,631	$1,693

Supplemental disclosures of cash flow information
Interest paid	$84,694	$55,426	$40,136
Income tax paid	$28,118	$33,919	$21,362

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

Amounts in columns expressed in thousands

(Except per share information)

FULL YEAR 2009 COMPARABLE STATEMENT OF OPERATIONS RECONCILIATION

	GAAP	A	B	C	D	E	F	Comparable
	2009	FX	APB 14	Acquisition related costs and FV adjustments	RAG Adjustments	Inventory Step Up	Cost associated with debt refinancing	2009

Sales	$2,197,542							$2,197,542
Excise taxes	(690,403)							(690,403)
Net Sales	1,507,139	0	0	0	0	0	0	1,507,139
Cost of goods sold	1,012,543					(3,000)		1,009,543

Gross Profit	494,596	0	0	0	0	3,000	0	497,596

	32.82%							33.02%
Operating expenses	278,448			(3,732)				274,716

Operating Income	216,148	0	0	3,732	0	3,000	0	222,880

	14.34%							14.79%

Non operating income / (expense), net
Interest (expense), net	(80,213)		3,916				7,400	(68,897)
Other financial (expense), net	21,864	(38,077)					16,895	682
Amortization of deferred charges	(38,501)				38,501			0
Other non operating income / (expense), net	824						0	824

Income before taxes, equity in net income from unconsolidated investments and non-controlling interests in subsidiaries	120,122	(38,077)	3,916	3,732	38,501	3,000	24,295	155,489

Income tax expense	(22,905)	7,996	(1,371)	(709)	(7,315)	(570)	(4,616)	(29,490)
Equity in net earnings of affiliates	(13,102)	20,899						7,797

Net income / (loss)	$84,115	($9,182)	$2,545	$3,023	$31,186	$2,430	$19,679	$133,796

Less: Net income / (loss) attributable to non-controlling interests in subsidiaries	2,708	($13,301)			$13,398			$2,805

Less: Net income / (loss) attributable to redeemable non-controlling interests in Whitehall Group	3,078							$3,078

Net income /(loss) attributable to CEDC	$78,329	$4,119	$2,545	$3,023	$17,788	$2,430	$19,679	$127,913

Net income per share of common stock, basic	$1.46							$2.38

Net income per share of common stock, diluted	$1.45							$2.37

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR liabilities as a majority of these have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. Also includes the proportional net after tax impact of the foreign currency revaluation related to the foreign currency liabilities included in the earnings of the Russian Alcohol Group as it has the Russian Ruble as its functional currency. The amount has been adjusted to reflect only the CEDC portion of foreign exchange gains or losses of the Russian Alcohol Group and does not include the portion attributable to the minority shareholders.
B.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
C.	Represents one off expenses related to acquisitions and other non cash charges. The expenses primarily consisting of a $225.6 gain on the re-measurement of previously held equity interest in the Russian Alcohol Group, which was partially offset by a $162.0 charge related to non-amortized discount of deferred consideration resulting from the accelerated buyout of Lion’s interest in the Russian Alcohol Group. Also included in the adjustment is an impairment charge taken in the second quarter of 2009 of $20.0 million, legal and professional costs of $19.6 million and various other purchase price fair value adjustments.
D.	The Company had recorded deferred payments to Lion in connection with the RAG acquisition on the balance sheet at fair value and amortizes this discount as a non cash amortization expense over the payment period and records its investment in RAG as if it owned Lions shares. This adjustment (a) eliminates the non-cash amortization (b) increases the minority interest for the net profit attributable to the shares held by Lion Capital to reflect CEDC results as if it owned 58% of RAG without amortization of the deferred payments to Lion and (c) adjusts the fully diluted shares to reduce by shares not yet issued to Lion Capital but will be issued in the future in connection with CEDC’s acquisition of Lion Capital’s remaining interest in RAG. As of December 2009, the Company acquired 100% of Russian Alcohol and therefore these adjustments will not impact future periods.
E.	Represents the expense related to the step up of the inventory valuation of the Russian Alcohol Group at the time of acquisition.
F.	Represents costs associated with the refinancing of debt completed in December 2009, including $16.9 of costs associated with the closing of the Russian credit facilities including the write-off of the capitalized financing costs and $7.4 million of double interest as both the new and old facilities were in place during December 2009.

4TH QUARTER 2009 COMPARABLE STATEMENT OF OPERATIONS RECONCILIATION

	GAAP	A	B	C	D	E	F	Comparable
	Q4-09	FX	APB 14	Acquisition related costs and FV adjustments	RAG Adjustments	Inventory Step Up	Cost associated with debt refinancing	Q4-09

Sales	$790,067	$0	$0	$0	$0	$0	$0	$790,067
Excise taxes	(253,024)	0	0	0	0	0	0	(253,024)
Net Sales	537,043	0	0	0	0	0	0	537,043
Cost of goods sold	353,135	0	0	0	0	(3,000)	0	350,135

Gross Profit	183,908	0	0	0	0	3,000	0	186,908

	34.24%							34.80%
Operating expenses	270,080	0	0	(191,992)	0	0	0	78,088

Operating Income	(86,172)	0	0	191,992	0	3,000	0	108,820

	-16.05%							20.26%
Non operating income / (expense), net
Interest (expense), net	(28,697)	0	984	0	0	0	7,400	(20,313)
Other financial (expense), net	(3,317)	(13,208)	0	0	0	0	16,895	370
Amortization of deferred charges	(11,078)	0	0	0	11,078	0	0	0
Other non operating income / (expense), net	9,785	0	0	(9,051)	0	0	0	734

Income before taxes, equity in net income from unconsolidated investments and noncontrolling interests in subsidiaries	(119,479)	(13,208)	984	182,941	11,078	3,000	24,295	89,611

Income tax expense	23,454	2,293	(502)	(43,221)	(2,131)	4,482	(4,616)	(20,241)
Equity in net earnings of affiliates	3,911	1,952	0	0	0	0	0	5,863

Net income / (loss)	($92,114)	($8,963)	$482	$139,720	$8,947	$7,482	$19,679	$75,233

Less: Net income / (loss) attributable to noncontrolling interests in subsidiaries	$523	$0	$0	$0	$2	$0	$0	$525
Less: Net income / (loss) attributable to redeemable noncontrolling interests in Whitehall Group	$2,245	$0	$0	$0	$0	$0	$0	$2,245

Net income /(loss) attributable to CEDC	($94,882)	($8,963)	$482	$139,720	$8,945	$7,482	$19,679	$72,463

Net income per share of common stock, basic	($1.52)							$1.16

Net income per share of common stock, diluted	($1.52)							$1.15

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR liabilities as a majority of these have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency.
B.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
C.	Represents one off non-cash items including in operating profit, primarily related to the account treatment for the Russian Alcohol acquisition. Includes a $162 charge related to non-amortized discount of deferred consideration resulting from the accelerated buyout of Lion’s interest in the Russian Alcohol Group, legal and professional costs associated with the transaction and various purchase price fair value adjustments. Approximately $9.0 million of acquisition related expenses have been reclassified from other non-operating expense to operating expenses.
D.	The Company had recorded deferred payments to Lion in connection with the RAG acquisition on the balance sheet at fair value and amortizes this discount as a non cash amortization expense over the payment period and records its investment in RAG as if it owned Lions shares. This adjustment (a) eliminates the non-cash amortization (b) increases the minority interest for the net profit attributable to the shares held by Lion Capital to reflect CEDC results as if it owned 58% of RAG without amortization of the deferred payments to Lion and (c) adjusts the fully diluted shares to reduce by shares not yet issued to Lion Capital but will be issued in the future in connection with CEDC’s acquisition of Lion Capital’s remaining interest in RAG. As of December 2009, the Company acquired 100% of Russian Alcohol and therefore these adjustments will not impact future periods.
E.	Represents the expense related to the step up of the inventory valuation of the Russian Alcohol Group at the time of acquisition.
F.	Represents costs associated with the refinancing of debt completed in December 2009, including $16.9 of costs associated with the closing of the Russian credit facilities including the write-off of the capitalized financing costs and $7.4 million of double interest as both the new and old facilities were in place during December 2009.

FULL YEAR 2008 COMPARABLE STATEMENT OF OPERATIONS RECONCILIATION

	GAAP	A	B	C	D	E	F	Comparable
	2008	FX	APB 14	Tax loss valuation allowance	RAG Adjustments	Acquisition related costs and FV adjustments	Cost associated with debt refinancing	2008
Sales	$2,136,570							$2,136,570
Excise taxes	(489,566)							(489,566)
Net Sales	1,647,004	0	0	0	0	0	0	1,647,004
Cost of goods sold	1,224,899							1,224,899

Gross Profit	422,105	0	0	0	0	0	0	422,105

	28.01%							28.01%
Operating expenses	223,373					(8,217)		215,156

Operating Income	198,732	0	0	0	0	8,217	0	206,949

	13.19%							13.73%

Non operating income / (expense), net
Interest (expense), net	(53,447)		3,087				0	(50,360)
Other financial (expense), net	(132,936)	132,936						0
Amortization of deferred charges	0				0			0
Other non operating income / (expense), net	410						548	958

Income before taxes, equity in net income from unconsolidated investments and non-controlling interests in subsidiaries	12,759	132,936	3,087	0	0	8,217	548	157,547

Income tax expense	(11,872)	(26,403)	(1,080)	8,693	0	(1,561)	(104)	(32,327)
Equity in net earnings of affiliates	(9,002)	22,255						13,253

Net income / (loss)	($8,115)	$128,788	$2,007	$8,693	$0	$6,656	$444	$138,472

Less: Net income / (loss) attributable to non-controlling interests in subsidiaries	3,680							$3,680
Less: Net income / (loss) attributable to redeemable non-controlling interests in Whitehall Group	6,803							$6,803

Net income /(loss) attributable to CEDC	($18,598)	$128,788	$2,007	$8,693	$0	$6,656	$444	$127,989

Net income per share of common stock, basic	($0.42)							$2.90

Net income per share of common stock, diluted	($0.42)							$2.86

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR liabilities as a majority of these have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. Also includes the proportional net after tax impact of the foreign currency revaluation related to the foreign currency liabilities included in the earnings of the Russian Alcohol Group as it has the Russian Ruble as its functional currency. The amount has been adjusted to reflect only the CEDC portion of foreign exchange gains or losses of the Russian Alcohol Group and does not include the portion attributable to the minority shareholders.
B.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.
C.	During the fourth quarter of 2009, the company took additional non cash tax provisions primarily for a tax loss carry forward in Poland. Due to the level of foreign exchange losses incurred in 2008, management has determined that a portion of prior period tax losses will not be utilized in the future and has therefore taken a onetime charge for this.
D.	None
E.

On June 30, 2008, CEDC terminated operations of the German import business acquired as part of the Parliament acquisition and in July 2008, moved all German import operations to a 3rd party importer. The amount includes $1.461 million of net loss incurred by the discontinued operation for the 12 months ended December 31, 2008. Additionally $4.536 million of clean up related charges were reflected in CEDC’s proportional share of net income from the Russian Alcohol Group. These charges related to clean up of historical issues that stemmed from actions before acquisition in July 2008.

F.	Represents the net after tax impact associated with the early retirement of 20% of CEDC’s outstanding Senior Secured Notes, including an 8% one-time redemption premium payment to the Noteholders and write-off of prepaid financing costs in 2007 and costs associated with retirement of $14 million of the Senior Secured Notes in 2008.

4TH QUARTER 2008 COMPARABLE STATEMENT OF OPERATIONS RECONCILIATION

	GAAP	A	B	C	D	E	F	Comparable
	Q4-08	FX	APB 14	One-Off Non Cash Adjustments	RAG Adjustments	Acquisition related costs	Cost associated with debt refinancing	Q4-08
Sales	$599,606	$0	$0	$0	$0	$0	$0	$599,606
Excise taxes	(139,965)	0	0	0	0	0	0	(139,965)
Net Sales	459,641	0	0	0	0	0	0	459,641
Cost of goods sold	323,322	0	0	0	0	0	0	323,322

Gross Profit	136,319	0	0	0	0	0	0	136,319

	25.38%							25.38%
Operating expenses	58,738	0	0	0	0	(5,600)	0	53,138

Operating Income	77,581	0	0	0	0	5,600	0	83,181

	14.45%							15.49%
Non operating income / (expense), net
Interest (expense), net	(10,625)	0	0	0	0	0	0	(10,625)
Other financial (expense), net	(139,309)	139,309	0	0	0	0	0	0
Amortization of deferred charges	0	0	0	0	0	0	0	0
Other non operating income / (expense), net	975	0	0	0	0	0	548	1,523

Income before taxes, equity in net income from unconsolidated investments and noncontrolling interests in subsidiaries	(71,378)	139,309	0	0	0	5,600	548	74,079

Income tax expense	4,819	(29,719)	0	8,693	0	(1,064)	(104)	(17,375)
Equity in net earnings of affiliates	(10,991)	11,465	0	0	0	0	0	474

Net income / (loss)	($77,550)	$121,055	$0	$8,693	$0	$4,536	$444	$57,178

Less: Net income / (loss) attributable to noncontrolling interests in subsidiaries	$1,194	$0	$0	$0	$0	$0	$0	$1,194
Less: Net income / (loss) attributable to redeemable noncontrolling interests in Whitehall Group	$3,527	$0	$0	$0	$0	$0	$0	$3,527
Net income /(loss) attributable to CEDC	($82,271)	$121,055	$0	$8,693	$0	$4,536	$444	$52,457

Net income per share of common stock, basic	($1.76)							$1.12

Net income per share of common stock, diluted	($1.76)							$1.11

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR liabilities as a majority of these have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. Also includes the proportional net after tax impact of the foreign currency revaluation related to the foreign currency liabilities included in the earnings of the Russian Alcohol Group as it has the Russian Ruble as its functional currency. The amount has been adjusted to reflect only the CEDC portion of foreign exchange gains or losses of the Russian Alcohol Group and does not include the portion attributable to the minority shareholders.
B.	None
C.	During the fourth quarter of 2009, the company took additional non cash tax provisions primarily for a tax loss carry forward in Poland. Due to the level of foreign exchange losses incurred in 2008, management has determined that a portion of prior period tax losses will not be utilized in the future and has therefore taken a onetime charge for this.
D.	None
E.	The amount includes $ $4.536 million of clean up related charges were reflected in CEDC’s proportional share of net income from the Russian Alcohol Group. These charges related to clean up of historical issues that stemmed from actions before acquisition in July 2008.
F.	Represents the net after tax impact associated with the early retirement of 20% of CEDC’s outstanding Senior Secured Notes, including an 8% one-time redemption premium payment to the Noteholders and write-off of prepaid financing costs in 2007 and costs associated with retirement of $14 million of the Senior Secured Notes in 2008. .

FULL YEAR 2010 COMPARABLE EPS RECONCILIATION

Full Year Guidance, 12 Months Ending December 31,	2010
Range for GAAP Fully Diluted Earnings per Share	$2.46
$2.58

A. Foreign exchange impact related to USD and EUR denominated financing	$0.00
B. Impact of adoption of ABP14	$0.04

Range for Comparable non-GAAP Fully Diluted Earnings per Share	$2.50
$2.62

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR financing as a majority of these borrowings have been lent down to entities that have the Polish Zloty or Russian Ruble as their functional currency. The impact of foreign exchange revaluation is inherently unpredictable and we have not forecasted the impact thereof; changes in foreign exchange revaluation may have a material effect on our financial results.
B.	In May 2008, the FASB issued FSP APB 14-1, which impacts the accounting treatment for convertible debt instruments that allow for either mandatory or optional cash settlements. FSP APB 14-1 will impact the accounting associated with our $310.0 million senior convertible notes. This FSP requires us to recognize additional non-cash interest expense on a retrospective basis, based on the market rate for similar debt instruments without the conversion feature. Furthermore, it requires recognizing interest expense in prior periods pursuant to the retrospective accounting treatment. FSP APB 14-1 has become effective beginning in our first quarter of 2009 and is required to be applied retrospectively to all presented periods, as applicable.